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                                                                 Exhibit 2.1(b)

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to the Agreement and Plan of Merger (the "Amendment") is made and entered into as of April 30, 1996, by and between Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation ("Telor") and Occupational Health + Rehabilitation Inc, a Delaware corporation ("OH+R").

         WHEREAS, Telor and OH+R entered into an Agreement and Plan of Merger as of February 22, 1996 (the "Merger Agreement"); and

         WHEREAS, Telor and OH+R desire to amend certain provisions of the Merger Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowleged, the parties hereto agree as follows:

         1. The date of April 30, 1996 in Section 6.12 shall be deleted and replaced with the date of June 30, 1996.

         2. The date of April 30, 1996 in Section 7.10 shall be deleted and replaced with the date of June 30, 1996.

         3.  The date of April 30, 1996 in clause (ii) of subsection (b) of
             Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

         4.  The date of April 30, 1996 in clause (i) of subsection (c) of
             Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

         5. The date of April 30, 1996 in subsection (d) of Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

         6. This Amendment shall become effective immediately. All other provisions of the Merger Agreement shall remain unchanged and shall continue in full force and effect.
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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

                         TELOR OPHTHALMIC PHARMACEUTICALS, INC.


                         By:/s/ John K. Herdklotz, Ph.D.
                            --------------------------------------------
                            John K. Herdklotz, Ph.D.
                            President and Acting Chief Executive Officer

                         OCCUPATIONAL HEALTH + REHABILITATION INC


                         By:/s/ John C. Garbarino
                            --------------------------------------------
                            John C. Garbarino
                            President and Chief Executive Officer


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